UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2014

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Compensation Plan

On October 3, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Sprint Corporation (the “Company”) established the corporate performance objectives and weightings for the performance-based restricted stock units (the “p-RSUs”) granted on May 20, 2014 under the Company’s 2014 Long-Term Incentive Plan (the “2014 LTI Plan”) for officers and other eligible employees. The Compensation Committee may change the objectives for the second and third performance periods.

The Committee had also awarded stock options and time-based restricted stock units under the 2014 LTI Plan, with all three award forms weighted equally. The number of stock options granted was based on the Black-Scholes method of valuation, the exercise price of which was the closing price of the Company’s common stock on the grant date; the options vest ratably in three equal portions on each of the first, second and third anniversaries of the grant date.

The number of time-based restricted stock units (the “t-RSUs”) and p-RSUs granted was based on a 30-day average closing price of the Company's common stock. The t-RSUs vest 100% on May 20, 2017 and the p-RSUs vest on May 20, 2017 to the extent the Company achieves specified results in each of three performance periods (fiscal years 2014-2015, 2015-2016 and 2016-2017), which corporate performance objectives for p-RSUs allocated to the Company’s fiscal year 2014-2015 relate to: (a) adjusted EBITDA (which we define as operating income before interest, taxes, depreciation and amortization excluding severance, exit costs, and other special items), weighted at 40 percent; (b) Sprint platform postpaid handset net additions, weighted at 40 percent; and (c) certain metrics based on a net promoter score, weighted at 20 percent. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

Recognizing the impact of the delay in granting executives’ awards to align with the change in the Company’s fiscal year end from December 31 to March 31, the Committee increased participants' 2014 LTI Plan target opportunities by 25%. For the 2014 LTI Plan: Mr. Claure’s target opportunity is $24 million (which initial award covers his grants for both 2014 and 2015, and his 2016 target opportunity will be no less than $12 million); Mr. Euteneuer's target opportunity is $4,375,000; Mr. Draper’s target opportunity is $1,062,500; and Mr. Johnson's target opportunity is $2,500,000.

The 2014 LTI Plan stock options, t-RSUs and p-RSUs were granted pursuant to the Company’s 2007 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014	Sprint Corporation
By: /s/ Timothy P. O’Grady Assistant Secretary